U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 17, 2018

NOBLE VICI GROUP, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	000-54761	42-1772663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1 Raffles Place, #33-02

One Raffles Place Tower One

Singapore 048616

 (Address of principal executive offices)

+65 6491 7998

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.02  Unregistered Sales of Equity Securities

On September 17, 2018, NOBLE VICI GROUP, INC. (“we”, “us” or the “Company”), consummated the acquisition of a 51% controlling interest in The Digital Agency Private Limited, a private limited company organized under the laws of Singapore (“TDA”), and a start-up digital marketing company, in accordance with the terms of that certain Share Exchange Agreement by and among the Company, Noble Infotech Applications Private Limited, a private limited company organized under the laws of Singapore and our wholly owned subsidiary (“NIA”), TDA and Mok Jo Han (“the “TDA Share Exchange Agreement”). Pursuant to the terms of the TDA Share Exchange Agreement, we acquired 51 ordinary shares of TDA, representing approximately fifty-one percent (51%) of the issued and outstanding ordinary shares of TDA, in exchange for 510,000 shares of common stock of the Company, par value $0.0001 (the “TDA Shares”), representing an exchange ratio of ONE (1) ordinary share of TDA for Ten Thousand (10,000) shares of common stock of the Company, at a valuation of $2.00 per share of the Company, for an aggregate value of $1,020,000. The TDA Shares were sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder. The foregoing description of the TDA Share Exchange Agreement is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

On September 17, 2018, we consummated the acquisition of a 51% controlling interest in Noble Digital Apps Sendirian Berhad, a private limited company organized under the laws of Malaysia (“NDA”), and a start-up digital apps and big data company in accordance with the terms of that certain Share Exchange Agreement by and among the Company, NIA, NDA, Cheng Bok Woon, Tan Yew Fui, and Yong Swee Sun (“the “NDA Share Exchange Agreement”). Pursuant to the terms of the NDA Share Exchange Agreement, we acquired 510 ordinary shares of NDA, representing approximately fifty-one percent (51%) of the issued and outstanding ordinary shares of NDA, in exchange for 510,000 shares of common stock of the Company, par value $0.0001 (the “NDA Shares”), representing an exchange ratio of ONE (1) ordinary share of NDA for One Thousand (1,000) shares of common stock of the Company, at a valuation of $2.00 per share of the Company, for an aggregate value of $1,020,000. The NDA Shares were sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder. The foregoing description of the NDA Share Exchange Agreement is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events

On September 17, 2018, our Board of Directors, approved the issuance of up to an aggregate of Nine Million One Hundred Thirty Five Thousand Seven Hundred Ninety Four (9,135,794) shares of our common stock, par value $0.0001, representing approximately 6% of our issued and outstanding common stock, at a per share price of One Dollars and Ninety Nine Cents (US $1.99), to approximately 460 sales associates for prior sales and marketing services provided to us and our subsidiaries and affiliates. As a condition of receipt of such securities, each recipient will be required to execute one of two standard forms of Stockholder Representation Letters, which will contain, among other things, restrictions prohibiting the transfer of such securities for a minimum period of 18 months up to a maximum period of 66 months after the execution of such letter. The Board expects to make such issuances within the next new months after the filing of this report.

The securities will be issued pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder. The foregoing description of the Stockholder Representation Letters is qualified in its entirety by reference to such agreements which are filed as Exhibit 10.3 to this Current Report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d). Exhibits.

Number	Exhibit

10.1	Share Exchange Agreement, dated September 17, 2018, by and among the Company, Noble Infotech Applications Private Limited, The Digital Agency Private Limited, and Mok Jo Han.
10.2	Share Exchange Agreement, dated September 17, 2018, by and among the Company, Noble Infotech Applications Private Limited, Noble Digital Apps Sendirian Berhad, Cheng Bok Woon, Tan Yew Fui, and Yong Swee Sun.
10.3	Forms of Stockholder Representation Letters

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE VICI GROUP, INC.
(Registrant)

Dated: September 17, 2018	By:	/s/ Eldee Tang
Eldee Tang Chief Executive Officer

3